Exhibit 23.4

CONSENT OF LEE KEELING AND ASSOCIATES

As independent oil and gas consultants, Lee Keeling and Associates. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, 333-118325 and 333-126191), Form S-3 (File Nos. 333-104394, 333-116461, 333-125682, 333-130196, 333-132261 and 333-132262), and Form S-4 (File Nos. 333-128453 and 333-132263) of Chesapeake Energy Corporation of information from our reserve report dated February 28, 2006, entitled “Appraisal Oil and Gas Properties Interests Owned by Chesapeake Energy Corporation Selected Properties Constant Prices and Expenses Effective Date January 1, 2006” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 13, 2006.

/s/ LEE KEELING AND ASSOCIATES

Tulsa, Oklahoma

March 10, 2006